                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


American Spectrum Realty, Inc.
1800 East Deere Avenue
Santa Ana, CA 92705

As independent public accountants, we hereby consent to the use of our report, dated February 29, 2000, relating to the consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee, and to all references to our Firm included in or made a part of this registration statement on Form S-4.


                                        /s/ Wolfe Nilges Nahorski

                                        A Professional Corporation



St. Louis, Missouri
November 10, 2000